Exhibit 99.1

DCP Midstream Partners Announces Pricing of Public Offering of Common Units

Press Release Source: DCP Midstream Partners, LP On Wednesday November 10, 2010, 8:55 am

DENVER—(BUSINESS WIRE)—DCP Midstream Partners, LP (NYSE:DPM - News) (the Partnership) announced today that it has priced an underwritten public offering of 2,500,000 common units representing limited partner interests at $34.96 per common unit. The offering is expected to close on November 16, 2010. The Partnership also granted the underwriters a 30-day option to purchase up to 375,000 additional common units to cover over-allotments, if any.

The Partnership intends to use the net proceeds from this offering, including the proceeds from any exercise of the over-allotment option, to fund its previously announced acquisition of a 33.33% interest in the DCP Southeast Texas business from DCP Midstream, LLC. This offering is not contingent upon the consummation of the acquisition.

Citi, BofA Merrill Lynch, Barclays Capital and Wells Fargo Securities acted as joint book-running managers for the offering.

When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from any of the underwriters by contacting:

Citi

Brooklyn Army Terminal

140 58th Street

Brooklyn, New York, 11220

batprospectusdept@citi.com

Phone: (877) 858-5407

BofA Merrill Lynch

4 World Financial Center

New York, New York 10080

Attn: Prospectus Department

dg.prospectus_requests@baml.com

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, NY 11717

barclaysprospectus@broadridge.com

Toll-Free: (888) 603-5847

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Avenue

New York, New York 10152

cmclientsupport@wellsfargo.com

Phone: (800) 326-5897

You may also obtain these documents free of charge when they are available by visiting the SEC’s website at www.sec.gov.

The Common Units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. This offering may be made by means of a prospectus and related prospectus supplement.

DCP Midstream Partners, LP (NYSE:DPM - News) is a midstream master limited partnership that gathers, treats, processes, transports and markets natural gas, transports and markets natural gas liquids, and is a leading wholesale distributor of propane. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and ConocoPhillips.

This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the offering. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the SEC. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited, and is subject to change.

Contact:

DCP Midstream Partners

Media and Investor Relations Contact:

Angela A. Minas, 303-633-2910

24-Hour: 303-807-7018